                                         ALPHA INDUSTRIES, INC. AND SUDSIDIARIES


                                  EXHIBIT 11

COMPUTATION OF PER SHARE DATA
(In thousands, except per share dollar amounts)

                                                                                    FISCAL YEAR ENDED

                                                                          MARCH 31,       APRIL 2,        APRIL 3,
                                                                            1996            1995            1994
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

PRIMARY COMPUTATION

Weighted average number of common
 shares outstanding..............................................            8,367           7,607           7,502

Weighted average number of common
 stock equivalents...............................................              388             275             -

Weighted average number of common shares and                              --------        --------        --------
 common share equivalents outstanding............................            8,755           7,882           7,502
                                                                          ========        ========        ========
FULLY DILUTED COMPUTATION

Weighted average number of common
 shares outstanding..............................................            8,367           7,607           7,502

Weighted average number of common
 stock equivalents...............................................              388             287             -

Weighted average number of common shares and                              --------        --------        --------
 common share equivalents outstanding............................            8,755           7,894           7,502
                                                                          ========        ========        ========

Net income (loss) primary and fully diluted......................         $  3,794        $  2,847        $(11,466)
                                                                          ========        ========        ========
Net income (loss) per common share primary
 and fully diluted...............................................         $    .43        $    .36        $  (1.53)
                                                                          ========        ========        ========
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

For fiscal 1996 and 1995 common stock equivalents related to shares issuable under options outstanding did affect the per share amount and, accordingly were included in the computation. Common stock equivalents related to shares issuable under options outstanding did not significantly affect the per share amount and, accordingly, were not included in the computation for fiscal 1994.